                                                                    EXHIBIT 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Company's 1986 Stock Option Plan and 1995 Employee Stock Purchase Plan of our reports dated as follows:

 . June 29, 1999 relating to the financial statements of AltaVista, . April 2, 1999 relating to the financial statements of Zip2 Corporation, and . June 9, 1999, except as to Note 12, which is as of July 3, 1999, relating to the financial statements of Shopping.com

which appear in the CMGI, Inc. Current Report on Form 8-K dated June 29, 1999.

                              /s/ PricewaterhouseCoopers LLP

                              PricewaterhouseCoopers LLP


San Jose, California
November 15, 1999